Exhibit 99.1

Stonepeak GP Holdings III LP
By: Stonepeak GP Investors III LLC, its general partner
By: Stonepeak GP Investors Holdings LP, its managing member
By: Stonepeak GP Investors Upper Holdings LP, its general partner
By: Stonepeak GP Investors Holdings Manager LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Sole Member
Date: 07/25/2024

Stonepeak GP Investors III LLC
By: Stonepeak GP Investors Holdings LP, its managing member
By: Stonepeak GP Investors Upper Holdings LP, its general partner
By: Stonepeak GP Investors Holdings Manager LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Sole Member
Date: 07/25/2024

Stonepeak GP Investors Holdings LP
By: Stonepeak GP Investors Upper Holdings LP, its general partner
By: Stonepeak GP Investors Holdings Manager LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Sole Member
Date: 07/25/2024

Stonepeak GP Investors Upper Holdings LP
By: Stonepeak GP Investors Holdings Manager LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Sole Member
Date: 07/25/2024

Stonepeak GP Investors Holdings Manager LLC
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Sole Member
Date: 07/25/2024

/s/ Michael Dorrell
Name: Michael Dorrell

Date: 07/25/2024